FXCM Inc. Announces First Quarter 2013 Results

Releases April 2013 Operating Metrics

Revenues up 20% and EBITDA up 76%

Record Quarterly Revenues

First Quarter 2013 Highlights:

•	Revenues of $122.9 million, up 20% versus the same period in 2012 and highest in FXCM history
•	US GAAP net income attributable to FXCM Inc. of $6.9 million or $0.23 per fully diluted share up 138% and 44% respectively versus the same period in 2012
•	Adjusted Pro Forma EBITDA of $43.8 million, up 76% versus the same period in 2012
•	Adjusted Pro Forma net income of $17.5 million or $0.23 per fully exchanged, fully diluted share up 40% and 35% respectively versus the same period in 2012

April 2013 Operating Metric Highlights:

•	Retail customer trading volume of $366 billion, 48% higher than April 2012 and third highest in FXCM history

•	Institutional customer trading volume of $183 billion, 78% higher than April 2012 and highest in FXCM history

NEW YORK, NY – May 7, 2013 – FXCM Inc. (NYSE: FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended March 31, 2013, revenues of $122.9 million, compared to $102.6 million for the quarter ended March 31, 2012, an increase of 20%. U.S. GAAP net income attributable to FXCM Inc. was $6.9 million for the First Quarter 2013 or $0.23 per diluted share, compared to $2.9 million or $0.16 per diluted share for the First Quarter 2012, an increase of 138% and 44% respectively.

Adjusted Pro Forma EBITDA for the First Quarter 2013 was $43.8 million, compared to $24.9 million for the First Quarter 2012, an increase of 76%. Adjusted Pro Forma Net Income was $17.5 million or $0.23 per share for the First Quarter 2013, compared to $12.5 million or $0.17 per diluted, fully exchanged share for the First Quarter 2012, an increase of 40% and 35% respectively.

“FXCM turned in one of its best quarters with record revenues and our second highest EBITDA ever,” said Drew Niv, Chief Executive Officer. “Having grown our client base so significantly over the past few years, we were well positioned to benefit from the improvement in currency trading conditions that occurred in the first quarter of this year.”

“FXCM today is over four times the size in client equity than it was just five years ago,” he continued.

Adjusted Pro Forma results assume the conversion and exchange of all FXCM Holdings, LLC Units into FXCM Inc. Class A common stock, resulting in the elimination of the non-controlling interest and the corresponding adjustment to the entity’s tax provision. In addition, Adjusted Pro Forma results eliminate the equity based compensation expense regarding a grant of stock options at the time of FXCM’s initial public offering (“IPO”) in December 2010 as well as certain other non-recurring charges.

FXCM Inc. today announced certain key operating metrics for April 2013 for its retail and institutional foreign exchange businesses. Monthly activities included:

April 2013 Operating Metrics

Retail Trading Metrics

1.	Retail customer trading volume(1) of $366 billion in April 2013, third highest in FXCM history and 15% higher than March 2013 and 48% higher than April 2012.

2.	Average retail customer trading volume(1) per day of $16.6 billion in April 2013, third highest in FXCM history and 9% higher than March 2013 and 41% higher than April 2012.

3.	An average of 498,808 retail client trades per day in April 2013, the highest in FXCM history and 18% higher than March 2013 and 54% higher than April 2012.

4.	Tradeable accounts(2) of 196,174 as of April 30, 2013, an increase of 545, or 0.3%, from March 2013, and a decrease of 6,365,or 3%, from April 2012.

Institutional Trading Metrics

•	Institutional customer trading volume(1) of $183 billion in April 2013, the highest in FXCM history and 46% higher than March 2013 and 78% higher than April 2012.

•	Average institutional trading volume(1) per day of $8.3 billion in April 2013, the highest in FXCM history and 38% higher than March 2013 and 69% higher than April 2012.

•	An average of 22,851 institutional client trades per day in April 2013, 27% higher than March 2013 and 68% higher than April 2012.

“April continued the strong trading environment of the First Quarter,” continued Niv. “We are pleased to report record or near-records in most of our key operating metrics.”

More information, including historical results for each of the above metrics, can be found on the investor relations page of the Company's corporate website, www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate website, www.fxcm.com.

(1) Volume that FXCM customers traded in period is translated into US dollars.

(2) A Tradeable Account is an account with sufficient funds to place a trade in accordance with FXCM trading policies.

Condensed Consolidated U.S. GAAP and Adjusted Pro Forma Results

	Unaudited U.S. GAAP
	(thousands, except per share data)
	Three Months Ended March 31,
	2013	2012	% Change

Total net revenues	$122,864	$102,589	20%

Referring broker fees	21,350	20,189	6%
Compensation and benefits	23,533	23,217	1%
Other expenses	36,115	36,360	-1%

Loss on equity method investments, net	148	-	0%

Depreciation and amortization	11,974	6,181	94%
Interest on borrowings	817	269
Income before income taxes	28,927	16,373	77%

Income tax provision	7,959	2,367	236%

Net Income	20,968	14,006	50%

Net income attributable to non-controlling interest in FXCM Holdings, LLC	10,230	11,118	-8%

Net income attributable to non-controlling interest in Lucid Markets Trading Limited	3,878	-	0%

Net Income Attributable to FXCM Inc.	$6,860	$2,888	138%

Net Income	$6,860	$2,888	138%

Net Income per Class A Share
Basic	$0.24	$0.16	50%
Net Income per Class A Share
Diluted	$0.23	$0.16	44%

Weighted average Class A shares outstanding - Basic	28,472	17,989	58%
Weighted average Class A shares outstanding - Diluted	29,678	17,989	65%

	Unaudited Adjusted Pro Forma (thousands, except per share data)
	Three Months Ended March 31,
	2013	2012	% Change

Total Revenues	$122,864	$102,589	20%

Referring broker fees	21,350	20,189	6%
Compensation and benefits	21,471	21,109	2%
Loss on equity method investments, net	148	-	0%
Other expenses	36,115	36,360	-1%

EBITDA	43,780	24,931	76%

Depreciation and amortization	11,974	6,181	94%

Interest on borrowings	817	269	204%
Income before income taxes	30,989	18,481	68%

Income tax provision	9,596	5,968	61%

Net Income	21,393	12,513	71%

Net income attributable to non-controlling interest in FXCM Holdings, LLC	-	-	0%

Net income attributable to non-controlling interest in Lucid Markets Trading Limited	3,878	-	0%

Net Income Attributable to FXCM Inc.	$17,515	$12,513	40%

Pro forma fully exchanged, diluted weighted average shares outstanding	75,785	72,675	4%

Earnings Per Share	$0.23	$0.17	35%

Selected Operating Metrics

	(Unaudited)
	Three Months Ended March 31,
	2013	2012	% Change

Total trading volume ($ in billions)	$1,041	$985	6%

Total institutional trading volume ($ in billions)	$373	$398	-7%

Total active accounts	173,265	171,296	1%

Trading days in period	63	65	-3%

Daily average trades	437,813	379,289	15%

Daily average trades per active account	2.5	2.2	13%

Retail trading revenue per million traded	$88	$94	-6%

Total customer equity ($ in millions)	$1,190.4	$1,135.9	5%

Non-GAAP Financial Measures

Adjusted Pro Forma EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Net Income per fully diluted share are non-GAAP financial measures. These measures do not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies. See “Adjusted Pro Forma Results” beginning on A-3 of this release for additional information regarding these non-GAAP financial measures and for reconciliations of such measure to the most directly comparable measures calculated in accordance with GAAP.

Declaration of Quarterly Dividend

The company also announced today that its board of directors has declared a quarterly dividend of $0.06 per share on its outstanding Class A common stock. The dividend is payable on July 1st, 2013 to Class A stockholders of record at the close of business on June 6th, 2013.

Conference Call

As previously announced, FXCM Inc. will host a conference call to discuss its results at 8:15 a.m. (EST) today. This conference call will be available to domestic participants by dialing 877.303.9132 and 408.337.0136 for international participants. The conference ID number is 60363575.

A live, audio webcast, a copy of FXCM's earnings release, and a presentation and replay of this conference call will also be available at http://ir.fxcm.com/.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect FXCM Inc.’s current views with respect to, among other things, its operations and financial performance for the future. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,”“expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. FXCM Inc. believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions and those other risks described under “Risk Factors” in FXCM Inc.’s Annual Report on Form 10-K and other SEC filings, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About FXCM Inc.

FXCM Inc. (NYSE: FXCM) is a global online provider of foreign exchange, or FX, trading and related services to retail and institutional customers world-wide.

At the heart of FXCM's client offering is No Dealing Desk FX trading. Clients benefit from FXCM's large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. FXCM's U.K. subsidiary, Forex Capital Markets Limited, offers Contract for Difference (“CFD”) products with no re-quote trading and allows clients to trade oil, gold, silver and stock indices along with FX on one platform. In addition, FXCM offers educational courses on FX trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, and may not be suitable for all. Read full disclaimer.

For Media:

Jaclyn Klein, 646-432-2463

Vice-President, Corporate Communications

jklein@fxcm.com

ANNEX I

FXCM Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share data)

(Unaudited )

	Three Months Ended March 31,
	2013	2012
Revenues

Retail trading revenue	$91,254	$92,726
Institutional trading revenue	27,556	5,820
Trading revenue	118,810	98,546

Interest income	679	860
Brokerage interest expense	(55)	(91)
Net interest income	624	769

Other income	3,430	3,274

Total net revenues	122,864	102,589

Operating Expenses

Referring broker fees	21,350	20,189
Compensation and benefits	23,533	23,217
Advertising and marketing	7,351	8,270
Communication and technology	8,355	8,380
Trading costs, prime brokerage and clearing fees	7,938	1,313
General and administrative	12,471	18,397
Depreciation and amortization	11,974	6,181

Total operating expenses	92,972	85,947

Operating income	29,892	16,642

Loss on equity method investments, net	148	-
Interest on borrowings	817	269

Income before income taxes	28,927	16,373
Income tax provision	7,959	2,367
Net income	20,968	14,006
Net income attributable to non-controlling interest in FXCM
Holdings, LLC	10,230	11,118
Net income attributable to non-controlling interest in Lucid
Markets Trading Limited	3,878	-
Net income attributable to FXCM Inc.	$6,860	$2,888

Net Income	$6,860	$2,888

Net Income per Class A Share
Basic	$0.24	$0.16
Diluted	$0.23	$0.16

Weighted average Class A shares outstanding - Basic	28,472	17,989
Weighted average Class A shares outstanding - Diluted	29,678	17,989

A-1

FXCM Inc.

Condensed Consolidated Statements of Financial Condition

As of March 31, 2013 and December 31, 2012

(Amounts in thousands except share data)

(Unaudited)

	March 31,	December 31,
	2013	2012

Assets

Current assets
Cash and cash equivalents	$273,384	$272,332
Cash and cash equivalents, held for customers	1,190,413	1,190,762
Due from brokers	2,725	8,040
Accounts receivables, net	8,216	5,485
Deferred tax asset	10,587	10,598
Tax receivable	4,292	6,003
Total current assets	1,489,617	1,493,220

Deferred tax asset	123,305	117,221
Office, communication and computer equipment, net	50,882	50,316
Goodwill	282,277	285,654
Intangible assets, net	89,184	97,792
Other assets	19,581	20,967
Total assets	$2,054,846	$2,065,170

Liabilities and Equity

Current liabilities
Customer account liabilities	$1,190,413	$1,190,762
Accounts payable and accrued expenses	50,833	56,841
Credit agreement	80,000	85,000
Notes payable	22,867	22,867
Due to brokers	3,398	14,494
Deferred tax liability	7,021	7,100
Due to related parties pursuant to tax receivable agreement	11,207	13,569
Total current liabilities	1,365,739	1,390,633

Deferred tax liability	14,435	12,351
Due to related parties pursuant to tax receivable agreement	93,494	87,271
Total liabilities	1,473,668	1,490,255

Commitments and Contingencies

Stockholders' Equity
Class A common stock, par value $0.01 per share; 3,000,000,000 shares authorized, 36,458,351 and 34,683,599 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	365	347
Class B common stock, par value $0.01 per share; 1,000,000 shares authorized, 44 and 43 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	1	1
Additional paid-in-capital	182,980	171,390
Retained earnings	15,825	11,122
Accumulated other comprehensive loss	(5,333)	(1,301)
Total stockholders' equity, FXCM Inc.	193,838	181,559
Non-controlling interest	387,340	393,356
Total stockholders' equity	581,178	574,915
Total liabilities and stockholders' equity	$2,054,846	$2,065,170

A-2

Adjusted Pro Forma Results

Throughout the discussion of FXCM Inc.’s results, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflects the conversion of all units of FXCM Holdings, LLC for shares of Class A common stock of FXCM Inc. FXCM believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare FXCM’s results across several periods and facilitate an understanding of FXCM’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Exchange of Units of FXCM Holdings, LLC for FXCM Inc. Class A Shares. As a result of the exchange of FXCM Holdings units, the non-controlling interest related to these units is converted to controlling interest. The Company’s management believes that it is useful to provide the per-share effect associated with the assumed exchange of all FXCM Holdings units.

2.	Stock Based Compensation Expense. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate expense relating to stock based compensation relating to the Company’s initial public offering and compensation costs associated with the renegotiation of certain employment contracts. The Company’s management believes it is useful to provide the effects of eliminating these expenses relating to these one-time items.

3.	Acquisition Costs. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate certain acquisition related costs. The Company’s management believes it is useful to provide the effects of eliminating these expenses.

4.	Regulatory Costs. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate certain costs associated with a settlement with the Company’s regulators in the United States and the estimated expense associated with reimbursement of clients regarding trading issues at the Company’s Japanese subsidiary. The Company’s management believes it is useful to provide the effects of eliminating these expenses of a one-time nature.

5.	Income Taxes. Prior to the initial public offering FXCM was organized as a series of limited liability companies and foreign corporations, and even following the initial public offering not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C corporation in the U.S. at the prevailing corporate rates. This assumption is consistent with the assumption that all of FXCM Holdings’ units are exchanged for shares of FXCM Inc. Class A common stock, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, Adjusted Pro Forma income tax provision reflects the tax effect of any adjusted pro forma adjustments.

A-3

FXCM Inc.

Adjusted Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited )

	Three Months Ended March 31,
	2013					2012
	As			Adjusted		As			Adjusted
	Reported	Adjustments		Pro Forma		Reported	Adjustments		Pro Forma
Revenues

Retail trading revenue	$91,254	-		$91,254		$92,726	-		$92,726
Institutional trading revenue	27,556	-		27,556		5,820	-		5,820
Trading revenue	118,810	-		118,810		98,546	-		98,546

Interest income	679	-		679		860	-		860
Brokerage interest expense	(55)	-		(55)		(91)	-		(91)
Net interest income	624	-		624		769	-		769

Other income
Other	3,430	-		3,430		3,274	-		3,274

Total net revenues	122,864	-		122,864		102,589	-		102,589

Operating Expenses

Referring broker fees	21,350	-		21,350		20,189	-		20,189
Compensation and benefits	23,533	(2,062	)(1)	21,471		23,217	(2,108	)(1)	21,109
Advertising and marketing	7,351	-		7,351		8,270	-		8,270
Communication and technology	8,355	-		8,355		8,380	-		8,380
Trading costs, prime brokerage and clearing fees	7,938			7,938		1,313	-		1,313
General and administrative	12,471	-		12,471		18,397	-		18,397
Depreciation and amortization	11,974	-		11,974		6,181	-		6,181

Total operating expenses	92,972	(2,062)		90,910		85,947	(2,108)		83,839

Operating income	29,892	2,062		31,954		16,642	2,108		18,750

Loss on equity method investments, net	148	-		148		-	-		-
Interest on borrowings	817	-		817		269	-		269

Income before income taxes	28,927	2,062		30,989		16,373	2,108		18,481
Income tax provision	7,959	1,637	(2)	9,596		2,367	3,601	(2)	5,968
Net income	20,968	425		21,393		14,006	(1,493)		12,513
Net income attributable to non-controlling interest in FXCM Holdings, LLC	10,230	(10,230	)(3)	-		11,118	(11,118	)(3)	-
Net income attributable to non-controlling interest in Lucid Markets Trading Limited	3,878	-		3,878		-	-		-
Net income attributable to FXCM Inc.	$6,860	$10,655		$17,515		$2,888	$9,625		$12,513

Pro Forma fully exchanged, diluted weighted average shares outstanding
Adjusted Pro Forma net income per fully exchanged, fully diluted weighted average shares outstanding				75,785	(4)				72,675	(4)

				$0.23					$0.17

(1) Represents the elimination of stock-based compensation associated with the IPO.

(2) Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 31.0% and 32.3% for the three months ended March 31, 2013 and 2012, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC ("Holdings") units for shares of Class A common stock of the Company and reflects the tax effect of any pro forma adjustments.

(3) Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of Holdings (excluding FXCM, Inc.), as if the unitholders had fully exchanged their Holdings units for shares of Class A common stock of the Company.

(4) Diluted shares assuming all unitholders had fully exchanged their Holdings units for shares of Class A common stock of the Company.

A-4

FXCM Inc.

Reconciliation of EBITDA to Net Income

(In thousands)

(Unaudited )

	Three Months Ended March 31,
	Adjusted Pro Forma		U.S. GAAP
	2013	2012	2013	2012

Revenues	$122,864	$102,589	$122,864	$102,589

Net income attributable to FXCM Inc.	$17,515	$12,513	$6,860	$2,888
Net income attributable to non-controlling interest in FXCM Holdings, LLC	-	-	10,230	11,118

Net income attributable to non-controlling interest in Lucid Markets Trading Limited	3,878	-	3,878	-
Provision for income taxes	9,596	5,968	7,959	2,367
Depreciation and amortization	11,974	6,181	11,974	6,181
Interest on borrowings	817	269	817	269
EBITDA	$43,780	$24,931	$41,718	$22,823

A-5